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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported)            August 7, 2002
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                             Prestige Bancorp, Inc.
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               (Exact Name of Registrant as Specified in Charter)


       Pennsylvania                     000-20715                 25-1785128
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(State or Other Jurisdiction          (Commission               (IRS Employer
    of Incorporation)                 File Number)           Identification No.)

   710 Old Clairton Road, Pleasant Hills, PA                       15236
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(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code:          (412) 655-1190
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Reasons for Report:

         ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANTS
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                           Prestige Bancorp, Inc. (the "Registrant") announces
         today that the Registrant has received a letter dated July 29, 2002, from the Securities and Exchange Commission ("SEC") that informs the Registrant that Arthur Andersen LLP ("Andersen"), the outside auditing firm for the Registrant, has notified the SEC that Andersen is unable to perform future audit services for the Registrant and that the audit relationship between Andersen and the Registrant is effectively terminated.

                           The Registrant will send a copy of this 8-K Current Report to the main office of Andersen in Chicago for review and comment contemporaneously with the filing of this report and the Registrant will supplement this Current Report with any response from Andersen to this Current Report. However, the Registrant has been advised verbally that Andersen will not respond to any such request for a review and comment on the filing of an 8-K concerning the effective termination of Andersen as the auditor of the Registrant.

                           On February 7, 2002, Northwest Bancorp, Inc., the holding company for Northwest Savings Bank, and the Registrant (and certain affiliated entities) entered into a definitive agreement under which Northwest Bancorp and Northwest Savings Bank would acquire the Registrant and Prestige Bank, FSB (the "Bank"), the wholly owned subsidiary of the Registrant, respectively. Due diligence has been completed. The shareholders of the Registrant have approved this transaction. The Registrant and Northwest Bancorp are in the process of obtaining regulatory approval from all applicable banking regulators to complete the merger. To date, the merger has been approved with the Pennsylvania State Department of Banking and more recently by the FDIC. The application to approve the merger has been filed with the Office of Thrift Supervision ("OTS") and is now being reviewed with the OTS, the last banking agency from which such approval must be obtained. Subject to approval by all of the applicable regulatory authorities, the merger transaction is expected to be completed before the close of the third quarter 2002 and in connection therewith the Registrant and the Bank will be merged out of existence. The Registrant will not hire a new auditor unless the merger does not close before the end of the third quarter 2002.

                           The Bank is a federally chartered stock savings bank with its corporate office in Pleasant Hills, Pennsylvania, and branch offices in Mt. Oliver, Pleasant Hills, Bethel Park and Elizabeth, Pennsylvania. It has been in existence since 1935. The Registrant's common stock is traded on the over-the-counter market with quotations available through NASDAQ under the symbol "PRBC".


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      Date:         August 7, 2002
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                                      Registrant:   PRESTIGE BANCORP, INC.
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                                      Signature:   /s/ Mark R. Schoen
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                                      Title:       Chairman, CEO and President
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